SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated March 18, 2003

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

SIGNATURES
EX-99.1 Press Release issued March 18, 2003

Item 5.   Other Events.

     On March 18, 2003, we issued a press release announcing the completion of the sale of our 4 1/2% convertible subordinated notes due 2008 in the aggregate principal amount of $125,000,000 in a transaction exempt from the registration requirements of the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release issued March 18, 2003.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

By: /s/ David B. Potts

David B. Potts Senior Vice President of Finance and Chief Information Officer

Dated: March 18, 2003